UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2005

BIG LOTS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive office) (Zip Code)

(614) 278-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2005, Big Lots, Inc. (the “Company”) issued a press release announcing the selection of Steven S. Fishman as the Company’s new Chairman, Chief Executive Officer and President. The Company and Mr. Fishman entered into an employment agreement (the “Employment Agreement”) on June 6, 2005. The Employment Agreement, which is effective as of July 6, 2005, is intended to assure the Company that it will have the dedication, undivided loyalty, and objective advice and counsel from Mr. Fishman. The Employment Agreement requires that Mr. Fishman devote his full business time to the affairs of the Company and prohibits him from competing with the Company during his employment and for a one-year period thereafter. The non-competition period is reduced to six months in the event that Mr. Fishman’s employment is terminated following a Change of Control, as such term is defined in the Employment Agreement.

Under the terms of the Employment Agreement, Mr. Fishman is entitled to receive an annual base salary of $960,000, which amount is not subject to an automatic increase. An annual bonus is not payable under the Employment Agreement unless the Company achieves a minimum threshold of its performance targets for the applicable fiscal year. For fiscal 2005, Mr. Fishman’s bonus is subject to a maximum of 165.63% of his annual base salary and will be pro rated to reflect his service term during the fiscal year. The Nominating and Compensation Committee (the “Committee”) of the Company’s Board of Directors annually reviews the performance of the Chief Executive Officer to determine whether his base salary and/or bonus should be adjusted; provided, however, that the executive’s base salary and bonus opportunity may not be reduced below the levels established in the Employment Agreement without the consent of the executive.

The Employment Agreement provides that Mr. Fishman may be terminated by the Company for Cause, as such term is defined in the Employment Agreement. If Mr. Fishman is terminated for Cause, the Company has no further obligation to pay any compensation or to provide benefits to Mr. Fishman. Should Mr. Fishman be terminated without Cause, he will become entitled to receive continued salary payments and benefits for two years and will receive a pro rata bonus (if a bonus is earned) for the fiscal year in which the termination occurs. The Employment Agreement also provides that in the event Mr. Fishman is terminated in connection with a Change of Control, he will receive a lump sum payment (net of any applicable withholding taxes) in an amount equal to 200% of his annual base salary and 200% of his maximum annual bonus opportunity, and will be entitled to receive certain plan benefits for two years. A Change of Control would also cause Mr. Fishman to receive a payment (the “Tax Gross-Up Amount”) in the amount necessary to hold him harmless from the effects of Section 280G and 4999 of the Internal Revenue Code, which sections could subject the payments due under the Employment Agreement to excise tax liability. The compensation payable on account of a Change of Control may be subject to the deductibility limitations of Sections 162(m) and 280G of the Internal Revenue Code.

In connection with the commencement of his employment with the Company, the Employment Agreement provides that Mr. Fishman will receive (i) 100,000 restricted common shares of the Company that vest upon the earlier of the attainment of mutually agreed common share price targets or after five years of service; (ii) a non-qualified option to acquire 500,000 common shares of the Company that vests equally over four years and expires seven years after the grant date; and (iii) a one-time sign-on bonus of $750,000 that must be repaid to the Company if Mr. Fishman voluntarily terminates his employment before July 6, 2006. The restricted stock grant and the non-qualified option grant will be made pursuant to the terms of the Big Lots, Inc. 1996 Performance Incentive Plan.

With the selection of Mr. Fishman, Michael J. Potter announced his intention to resign as Chairman, Chief Executive Officer and President concurrent with the commencement of Mr. Fishman’s employment with the Company. Consistent with these changes, on June 9, 2005, Mr. Potter and the Company amended Mr. Potter’s employment agreement. The amendment provides that Mr. Potter will not serve as the Company’s Chief Strategy Officer, as previously announced, but his employment with the Company will continue, subject to the terms of his employment agreement, through the original term of 24 months following the employment of a successor Chief Executive Officer.

This summary is qualified in its entirety by reference to the full text of Mr. Fishman’s Employment Agreement and the full text of the amendment to Mr. Potter’s employment agreement which are attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	The discussion of Mr. Potter’s resignation as the Company’s Chairman, Chief Executive Officer and President set forth in response to Item 1.01 above is incorporated herein by reference.

(c)	The discussion of the Employment Agreement and the selection of Mr. Fishman as the Company’s new Chairman, Chief Executive Officer and President set forth in response to Item 1.01 above is incorporated herein by reference. While the Company has announced the selection of Mr. Fishman, it does not expect that Mr. Fishman will be elected to the offices of Chief Executive Officer and President until July 2005. Mr. Fishman, 54, will join the Company from Rhodes, Inc., a furniture retailer, where he is a member of its Board of Directors and is the President, Chief Executive Officer and Chief Restructuring Officer. Previously, Mr. Fishman served as Chairman and Chief Executive Officer of Frank’s Nursery & Crafts, Inc., a lawn and garden specialty retailer, and President and Founder of SSF Resources, Inc., an investment and consulting firm.

(d)	The discussion of the Employment Agreement and the selection of Mr. Fishman as the Company’s new Chairman, Chief Executive Officer and President and the Employment Agreement set forth in response to Items 1.01 and 5.02(c) above is incorporated herein by reference. While the Company has announced the selection of Mr. Fishman, it does not expect that Mr. Fishman will be elected to the Board of Directors until July 2005.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	10.1 10.2 99.1	Employment Agreement with Steven S. Fishman. First Amendment to Employment Agreement with Michael J. Potter. Big Lots, Inc. press release dated June 10, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Dated: June 10, 2005	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Senior Vice President, General Counsel
and Corporate Secretary